                                                                  Exhibit 2.4


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                               Greenbelt Division

---------------------------------------------
                                             )
                                             )
In re                                        )
                                             )
CRIIMI MAE Inc., et al.,                     )        Chapter 11
                                             )        Case Nos. 98-2-3115(DK)
               Debtors.                      )        through 98-2-3117(DK)
                                             )        (Jointly Administered)
                                             )
---------------------------------------------


                PRAECIPE FILING FURTHER SUBSTITUTED PAGES TO THE
               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION

                  In connection with the hearing on approval of the Debtors' Second Amended Joint Disclosure Statement (the "Disclosure Statement') held on April 25, 2000, CRIIMI MAE Inc. ("CMI"), CRIIMI MAE Holdings II, L.P. ("Holdings") and CRIIMI MAE Management, Inc. ("Management") (collectively, the "Debtors") and the Official Committee of Equity Security Holders of CMI (the "Equity Committee"), by and through their undersigned counsel, hereby file this Praecipe Filing Further Substituted Pages to the Debtors' Third Amended Joint Plan of Reorganization (the "Plan").

                  Attached hereto as Exhibit 1 are further replacement pages to be substituted into the Plan filed on April 25, 2000 as supplemented by the replacement pages filed herein by Praecipe on July 13, 2000. The Plan to be sent out to impaired classes of creditors and equity security holders for voting and to be included as Exhibit A to the Disclosure Statement will be the Plan including the replacement pages filed as

Exhibit 1 hereto and those filed with the Praecipe previously filed herein on July 13, 2000. To the extent of any overlap in changes, the replacement pages filed herewith shall control.

Dated:   July 21, 2000

VENABLE, BAETJER AND                        AKIN, GUMP, STRAUSS,
     HOWARD, LLP                               HAUER & FELD, L.L.P.

By:         /s/                             By:       /s/
   --------------------------                  --------------------------
     Richard L. Wasserman                      Stanley J. Samorajczyk
     Federal Bar No. 02784                     Federal Bar No. 03113
     Carrie B. Weinfeld                        1333 New Hampshire Ave., NW
     Federal Bar No. 25365                     Washington, D.C.  20036
     1800 Mercantile Bank and Trust Building   (202) 887-4000
     Two Hopkins Plaza
     Baltimore, Maryland 21201                 Co-Counsel for CRIIMI MAE Inc.
     (410) 244-7400                            and CRIIMI MAE Holdings II, L.P.,
                                               Debtors-in-Possession
     Co-Counsel for CRIIMI MAE Inc.
     and CRIIMI MAE Holdings II, L.P.,
     Debtors-in-Possession

SHULMAN, ROGERS, GANDAL,                   COVINGTON & BURLING
    PORDY & ECKER, P.A.

By:       /s/                              By:      /s/
   --------------------------                 --------------------------
      Morton A. Faller                        Michael St. Patrick Baxter
      Federal Bar No. 01488                   Federal Bar No. 09694
      11921 Rockville Pike                    Dennis B. Auerbach
      Third Floor                             Federal Bar No. 09290
      Rockville, MD 20852-2753                1201 Pennsylvania Avenue, N.W.
      (301) 231-0928                          Washington, D.C. 20044
                                              (202) 662-6000
       Counsel for CRIIMI MAE
       Management, Inc.,                      Counsel for the Official Committee
       Debtor-in-Possession                   of Equity Security Holders of
                                              CRIIMI MAE Inc.

                        FURTHER SUBSTITUTED PAGES TO THE
               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION


















                                    EXHIBIT 1
                                    _________

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MARYLAND
                               GREENBELT DIVISION

-----------------------------------------
                                         )
                                         )
In re                                    )
                                         )
CRIIMI MAE Inc., et al.,                 )        Chapter 11
                                         )        Case Nos. 98-2-3115(DK)
               Debtors.                  )        through 98-2-3117(DK)
                                         )        (Jointly Administered)
                                         )
-----------------------------------------



               DEBTORS' THIRD AMENDED JOINT PLAN OF REORGANIZATION

VENABLE, BAETJER AND HOWARD, LLP           AKIN, GUMP, STRAUSS, HAUER
Richard L. Wasserman                       & FELD, L.L.P.
Gregory A. Cross                           Stanley J. Samorajczyk, P.C.
1800 Mercantile Bank and Trust Building    Michael S. Stamer
Two Hopkins Plaza                          1333 New Hampshire Avenue, N.W.
Baltimore, Maryland 21201                  Washington, D.C. 20036
(410) 244-7400                             (202) 887-4000

Co-Counsel to CRIIMI MAE Inc.              Co-Counsel to CRIIMI MAE Inc.
and CRIIMI MAE Holdings II, L.P.           and CRIIMI MAE Holdings II, L.P.

SHULMAN, ROGERS, GANDAL,                   COVINGTON & BURLING
 PORDY & ECKER, P.A.                       Michael St. Patrick Baxter
Morton A. Faller                           Dennis B. Auerbach
11921 Rockville Pike                       1201 Pennsylvania Avenue, N.W.
Third Floor                                Washington, D.C. 20044
Rockville, MD 20852-2753                   (202) 662-6000
(301) 231-0928

Counsel to CRIIMI MAE Management, Inc.     Counsel to the Official Committee of
                                           Equity Security Holders of CRIIMI MAE
                                           Inc.,
                                           Co-Proponents of the Plan

Dated:   Rockville, Maryland
         July 21, 2000

                  b.    Professionals ....................................................................     19
                  c.    Ordinary Course Liabilities ......................................................     19
                  d.    Tax Claims .......................................................................     20
        B.   Identification of Classes of Claims and Interests Impaired and Not
             Impaired by the Plan ........................................................................     20
             1.   Claims Against and Interests in CMI ....................................................     20
             2.   Claims Against and Interests in CMM ....................................................     20
             3.   Claims Against and Interests in Holdings ...............................................     20
        C.   Treatment of Claims Against and Interests in CMI ............................................     20
             1.   Class A1 (Citicorp Secured Claims) .....................................................     20
             2.   Class A2 (First Union Secured Claim) ...................................................     20
             3.   Class A3 (GACC Secured Claim) ..........................................................     21
             4.   Class A4 (Lehman Secured Claim) ........................................................     21
             5.   Class A5 (Merrill Secured Claim) .......................................................     21
             6.   Class A6 (Morgan Stanley Secured Claim) ................................................     21
             7.   Class A7 (Other Secured Claims) ........................................................     21
             8.   Class A8 (Priority Claims) .............................................................     21
             9.   Class A9 (Old Senior Note Claims) ......................................................     21
             10.  Class A10 (CMI General Unsecured Claims) ...............................................     22
             11.  Class A11 (Guarantee Claims) ...........................................................     22
             12.  Class A12 (Freddie Mac Claims) .........................................................     22
             13.  Class A13 (Intercompany Claims) ........................................................     22
             14.  Class A14 (Series B Preferred Stock) ...................................................     22
             15.  Class A15 (Series B Preferred Stock Securities Claims) .................................     23
             16.  Class A16 (Former Series C Preferred Stock) ............................................     23
             17.  Class A17 (Former Series C Preferred Stock Securities Claims) ..........................     23
             18.  Class A18 (Old Series D Preferred Stock) ...............................................     23
             19.  Class A19 (Old Series D Preferred Stock Securities Claim) ..............................     24
             20.  Class A20 (Series F Dividend Preferred Stock) ..........................................     24
             21.  Class A21 (CMI Common Stock) ...........................................................     24
             22.  Class A22 (Stock Options) ..............................................................     24
             23.  Class A23 (CMI Common Stock Securities Claims) .........................................     24
        D.   Treatment of Claims Against and Interests in CMM ............................................     25
             1.   Class B1 (First Union Secured Claims) ..................................................     25
             2.   Class B2 (Other Secured Claims) ........................................................     25
             3.   Class B3 (Priority Claims) .............................................................     25
             4.   Class B4 (Guarantee Claims) ............................................................     25
             5.   Class B5 (CMM General Unsecured Claims) ................................................     25
             6.   Class B6 (Intercompany Claims) .........................................................     25
             7.   Class B7 (CMI's Interests in CMM) ......................................................     26
        E.   Treatment of Claims Against and Interests in Holdings .......................................     26
             1.   Class C1 (Citicorp Secured Claims) .....................................................     26
             2.   Class C2 (Other Secured Claims) ........................................................     26
             3.   Class C3 (Priority Claims) .............................................................     26
             4.   Class C4 (Guarantee Claims) ............................................................     26
             5.   Class C5 (Holdings General Unsecured Claims) ...........................................     26

             6.   Class C6 (Intercompany Claims) .........................................................     26
             7.   Class C7 (Interests in Holdings) .......................................................     27
        F.   Modification of Treatment of Claims .........................................................     27
V.      DISTRIBUTIONS UNDER THE PLAN .....................................................................     27
        A.   Disbursing Agent ............................................................................     27
        B.   Timing of Distributions .....................................................................     27
        C.   Methods of Distributions ....................................................................     27
             1.   Cash Payments ..........................................................................     27
             2.   Compliance with Tax Requirements .......................................................     28
        D.   Distribution Record Date ....................................................................     28
        E.   Surrender of Cancelled Old Securities and Exchange of Old
             Securities for New Securities ...............................................................     28
             1.   Tender of Old Securities ...............................................................     28
                  a.  Old Securities Held in Book-Entry Form .............................................     29
                  b.  Old Securities in Physical, Registered, Certificated Form ..........................     29
             2.   Delivery of New Securities in Exchange for Old Securities ..............................     29
             3.   Special Procedures for Lost, Stolen, Mutiliated or Destroyed
                  Instruments ............................................................................     30
             4.   Failure to Surrender Cancelled Instrument ..............................................     30
        F.   Release of Security Interests in or Other Claims to or against Assets or Property of the Reorganized Debtors by Creditors Paid Pursuant
             to the Plan .................................................................................     31
        G.   Delivery of Distributions; Undeliverable or Unclaimed Distributions .........................     31
        H.   Procedures for Treating Disputed Claims Under Plan of Reorganization ........................     32
             1.   Disputed Claims ........................................................................     32
                  a.  Process ............................................................................     32
                  b.  Tort Claims ........................................................................     32
             2.   Objections to Claims and Interests .....................................................     33
             3.   Professional Claims ....................................................................     33
             4.   No Distributions Pending Allowance .....................................................     33
             5.   Distributions on Account of Disputed Claims and Interests
                  Once They are Allowed ..................................................................     33
        I.   Setoffs .....................................................................................     33
VI.     INDIVIDUAL HOLDER PROOFS OF INTEREST .............................................................     34
VII.    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ............................................     34
        A.   Assumptions .................................................................................     34
        B.   Cure of Defaults in Connection with Assumption ..............................................     34
        C.   Rejections ..................................................................................     34
        D.   Bar Date for Rejection Damages ..............................................................     35
VIII.   ACCEPTANCE OR REJECTION OF THE PLAN ..............................................................     35
        A.   Voting Classes ..............................................................................     35
        B.   Presumed Acceptances of Plan ................................................................     35
        C.   Confirmability of Plan and Cramdown .........................................................     35
IX.     MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN ...............................................     36
        A.   Corporate Structure .........................................................................     36
        B.   Corporate Action ............................................................................     36

             1.   Cancellation of Old Securities and Related Agreements ..................................     36
             2.   Articles of Incorporation and Bylaws for Reorganized CMI ...............................     36
             3.   Articles of Incorporation and Bylaws for Reorganized CMM ...............................     37
             4.   Directors and Management of Reorganized CMI ............................................     37
             5.   Directors and Management of Reorganized CMM and
                  Reorganized Holdings ...................................................................     37
             6.   No Further Corporate Action ............................................................     38
        C.   Implementation ..............................................................................     38
        D.   Effectuating Documents and Actions ..........................................................     38
        E.   Term of Injunctions or Stays ................................................................     38
        F.   No Interest; Disallowance of Penalties and Premiums .........................................     38
        G.   Retiree Benefits ............................................................................     39
        H.   Recapitalization Financing Including Issuance of New Securities .............................     39
        I.   Sale of the CMBS Sale Portfolio .............................................................     39
        J.   Potential New Equity Investment and Rights Offering .........................................     39
        K.   Second Amended and Restated Stock Option Plan ...............................................     40
        L.   Affiliate Reorganization.....................................................................     41
X.      CONFIRMATION AND EFFECTIVE DATE CONDITIONS .......................................................     41
        A.   Conditions to Confirmation ..................................................................     41
        B.   Conditions to Effective Date ................................................................     42
XI.     EFFECTS OF PLAN CONFIRMATION .....................................................................     42
        A.   Discharge of Debtors and Injunction .........................................................     42
        B.   Limitation of Liability .....................................................................     43
        C.   Releases ....................................................................................     43
        D.   Indemnification .............................................................................     44
        E.   Vesting of Assets ...........................................................................     45
        F.   Preservation of Causes of Action ............................................................     45
        G.   Retention of Bankruptcy Court Jurisdiction ..................................................     45
        H.   Failure of Bankruptcy Court to Exercise Jurisdiction ........................................     47
        I.   Committees ..................................................................................     47
XII.    MISCELLANEOUS PROVISIONS .........................................................................     48
        A.   Final Order .................................................................................     48
        B.   Modification of the Plan ....................................................................     48
        C.   Revocation of the Plan ......................................................................     49
        D.   Application of Section 1145 of the Bankruptcy Code and Federal
             Securities Laws .............................................................................     49
        E.   Application of Section 1146(c) of the Bankruptcy Code .......................................     49
        F.   Successors and Assigns ......................................................................     49
        G.   Saturday, Sunday or Legal Holiday ...........................................................     49
        H.   Committee Action ............................................................................     50
        I.   Post-Effective Date Effect of Evidences of Claims or Interests ..............................     50
        J.   Governing Law ...............................................................................     50
        K.   No Liability for Solicitation or Participation ..............................................     50
        L.   Severability of CMM Provisions ..............................................................     50
        M.   No Admissions or Waiver of Objections........................................................     50

         64. "INDENTURE TRUSTEE" means State Street Bank, as indenture trustee for the Old Senior Notes or any successor thereto.

         65. "INSTRUMENT" means any share of stock, security, promissory note or other "INSTRUMENT," within the meaning of that term, as defined in Section 9-105
(1) (i) of the UCC.

         66. "INSURANCE PROCEEDS" means the insurance proceeds payable to or on behalf of CMI with respect to an Allowed Securities Claim.

         67. "INTERCOMPANY CLAIMS" means any and all Claims and causes of action which any of the Debtors holds against any other Debtor.

         68. "INTEREST" means the interest of any equity security Holder of the Debtors, whether or not asserted, as defined in Section 101 (17) of the Bankruptcy Code.

         69. "LETTER OF TRANSMITTAL" shall have the meaning ascribed to such term in Section V.E.l.b of the Plan.

         70. "LIBOR" means the London Interbank Offered Rate for one-month United States dollars deposits as set forth on page 3750 of Telerate as of 8:00 a.m., New York City time, on the date of determination.

         71. "LOCAL BANKRUPTCY RULES" means the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Cases.

         72.  "MERRILL" means Merrill Lynch Mortgage Capital Inc.

         73. "NEW DEBT" means the new secured and unsecured debt to be borrowed by, or issued pursuant to this Plan to creditors of, the Reorganized Debtors as part of funding this Plan and the Reorganized Debtors.

         74. "NEW EQUITY" means the new equity capital (if applicable) raised by Reorganized CMI in accordance with Section IX.J of this Plan.



         75. "NEW SECURITIES" means the Class A9/A10 Notes, the Series E Preferred Stock (to be issued in exchange for the Old Series D Preferred Stock, provided, however, that if the Old Series D Preferred Stock is exchanged for Series E Preferred Stock prior to the Effective Date, then such Series E Preferred Stock shall not be deemed New Securities) and any CMI Common Stock issued on the Effective Date as payment for accrued and unpaid dividends to Holders of any series of CMI preferred stock (including the Former Series C Preferred Stock and the former Series D Preferred Stock if the Old Series D Preferred Stock is exchanged for Series E Preferred Stock prior to the Effective Date).



         76. "OLD CMI PREFERRED STOCK" means the Old Series D Preferred Stock.

         77. "OLD SECURITIES" means the Old Senior Notes and the Old CMI Preferred Stock.

         d.   Tax Claims.

         All requests for payment of Post-Petition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date, and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or any of their respective properties, whether any such Post-Petition Tax Claim is deemed to arise prior to, on or subsequent to the Effective Date.

B. Identification of Classes of Claims and Interests Impaired and Not Impaired by the Plan.

         1.       Claims Against and Interests in CMI.

         Classes A8, A12, A15, A17, A19, A22 and A23 are not Impaired by the Plan. Classes A1, A2, A3, A4, A5, A6, A7, A9, A10, A11, A13, A14, A16, A18, A20
and A21 are Impaired Classes under the Plan.

         2.       Claims Against and Interests in CMM.

         Classes B3, B4 and B7 are not Impaired by the Plan. Classes B1, B2, B5 and B6 are Impaired Classes under the Plan.

         3.       Claims Against and Interests in Holdings.

         Classes C3, C4 and C7 are not Impaired by the Plan. Classes C1, C2, C5 and C6 are Impaired Classes under the Plan.

C.       Treatment of Claims Against and Interests in CMI.

         1.       Class A1 (Citicorp Secured Claims).



         The Holder of the Allowed Class A1 Claim shall receive on the Effective Date the treatment of its Allowed Secured Claim set forth on Exhibit 4 hereto, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A1 Claim. As set forth in Exhibit 4, the treatment set forth therein resolves all Claims of the Holder of the Allowed Class A1 Claim, and the affiliates thereof referenced in Exhibit 4, against each of the Debtors, the Reorganized Debtors and CRIIMI MAE Brick Church, Inc.



         2.       Class A2 (First Union Secured Claim).

         The Holder of the Allowed Class A2 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A2 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

         3.       Class A3 (GACC Secured Claim).

         The Holder of the Allowed Class A3 Claim shall receive on the Effective Date the treatment of its Allowed Secured Claim set forth on Exhibit 1 hereto, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A3 Claim.

         4.       Class A4 (Lehman Secured Claim).

         The Holder of the Allowed Class A4 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A4 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

         5.       Class A5 (Merrill Secured Claim).

         The Holder of the Allowed Class A5 Claim shall receive on the Effective Date the treatment of its Allowed Secured Claim set forth on Exhibit 1 hereto, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A5 Claim.

         6.       Class A6 (Morgan Stanley Secured Claim).

         The Holder of the Allowed Class A6 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A6 Claim with interest on the principal balance of such Allowed Claim calculated at the Plan Rate.

         7.       Class A7 (Other Secured Claims).

         7.       Class B7 (CMI's Interests in CMM).

         The Holder of the Class B7 Interest shall retain its Interest under this Plan.

E.       Treatment of Claims Against and Interests in Holdings.

         1.       Class C1 (Citicorp Secured Claims).



         The Holder of any remaining Allowed Class C1 Claim (if any) shall be included in and satisfied as part of the treatment of the Holder of the Allowed Class A1 Claim as set forth on Exhibit 4 hereto.



         2.       Class C2 (Other Secured Claims).

         The Holder of an Allowed Class C2 Claim (if any) shall receive on the Effective Date either (i) payment in full in Cash of the Allowed Class C2 Claim with interest on the principal balance of any such Allowed Claim calculated at the Plan Rate, (ii) if Holdings so elects, the collateral securing the Allowed Class C2 Claim (if any) in full satisfaction of such Claim, or (iii) such other treatment as may be agreed to by Holdings and the Holder(s), if any, of Allowed Class C2 Claim(s).

         3.       Class C3 (Priority Claims).

         The Holders of Allowed Class C3 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class C3 Claims including Plan Interest thereon.

         4.       Class C4 (Guarantee Claims).

         The Holders of Allowed Class C4 Claims (if any) shall receive if, as and when any such Claim is allowed by Final Order payment in Cash in full including Plan Interest thereon if, and only to the extent, not fully treated with respect to such Holder's underlying Allowed Claim under the Plan treatment for Claims against CMI or CMM, as the case may be.

         5.       Class C5 (Holdings General Unsecured Claims).

         The Holders of Allowed Class C5 Claims (if any) shall, if, as and when any such Claim is allowed by Final Order, receive payment in full in Cash of any such Allowed Class C5 Claim with any accrued and unpaid pre-petition and post-petition interest thereon calculated at the non-default contract rate of interest in such Holder's documents for any Holders of Allowed Class C5 Claims who have a contract, the invoice rate (capped at 9-1/8%) for any such Holders who have an invoice rate, and 6% for any other Holders of Allowed C5 Claims.

         6.       Class C6 (Intercompany Claims).

to 2,198,831 shares, contemplated by the terms and provisions of the Second Amended and Restated Stock Option Plan, until CMI emerges from Chapter 11) to 4,500,000; to extend the time in which options may be granted under the Plan from June 30, 2000 until June 30, 2002, and to effect changes consistent with current securities and tax laws. After the Effective Date it is expected that common stockholder approval of the material terms of the Second Amended Employee Stock Option Plan will be sought for purposes of becoming exempt from the deduction limits set forth in Section 162(m) of the Internal Revenue Code.

         CMI's Non-Employee Director Stock Option Plan in place prior to the Effective Date shall remain in place after the Effective Date and Reorganized CMI shall continue to honor such option plan.

L.       Affiliate Reorganization.



         In order to secure certain financing contemplated under this Plan with the commercial mortgage backed securities representing the equity interests in CBO-1, and CBO-2 (the "Equity Interests"), CMI anticipates that, as a part of this Plan, either (i) a reorganization of certain CMI affiliated entities will be effected resulting in REIT subsidiaries holding the Equity Interests or owning the stock in the qualified REIT subsidiaries holding the Equity Interests, or (ii) the qualified REIT subsidiaries holding the Equity Interests or the trusts holding the underlying assets will elect REIT status (and other actions will be taken as necessary to effect such election); with the intent to secure such financing with a pledge of stock in the REITs, in lieu of a direct pledge of the Equity Interests. In addition, certain other actions may be taken as necessary to implement the foregoing. All of the actions taken in accordance with this Section shall be consistent with the provisions of Exhibit 2 hereto governing the treatment of Class A9 and Class A10.



X.       CONFIRMATION AND EFFECTIVE DATE CONDITIONS
         __________________________________________

A.       CONDITIONS TO CONFIRMATION.

         Confirmation of this Plan is conditioned upon satisfaction of the applicable provisions of Section 1129 of the Bankruptcy Code and entry of a Confirmation Order by the Bankruptcy Court in form and substance satisfactory to the Debtors and the CMI Equity Committee. Among other things, the Confirmation Order shall authorize and direct that the Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or contemplated by this Plan, including, but not limited to, those actions contemplated by the provisions of this Plan set forth in Section XII hereof, and shall provide that all New Securities to be issued to Holders of Claims and Interests pursuant to this Plan and all securities issuable upon the conversion of the New Securities are exempt from registration under federal and state securities laws (other than the Trust Indenture Act) pursuant to Section 1145 of the Bankruptcy Code and that the solicitation of Holders of CMI Common Stock, Series B Preferred Stock and Old Senior Notes is exempt under Rule 14a-2(a)(4) of the proxy regulations under the Securities Exchange Act of 1934.

Debtors nor the CMI Equity Committee are bound by any statements herein or in the Disclosure Statement as judicial admissions.



DATED: July 21, 2000



                                              CRIIMI MAE Inc.
                                              a Maryland corporation

                                              By:
                                                 -------------------------------
                                                 Name: Cynthia O. Azzara
                                                 Title:   Senior Vice President

                                              CRIIMI MAE Management, Inc.
                                              a Maryland corporation

                                              By:
                                                 -------------------------------
                                                 Name: Cynthia O. Azzara
                                                 Title:   Senior Vice President

                                              CRIIMI MAE Holdings II, L.P.
                                              a Delaware Limited Partnership

                                              By:      CRIIMI MAE Inc.
                                                       its General Partner

                                              By:
                                                 -------------------------------
                                                 Name: Cynthia O. Azzara
                                                 Title:   Senior Vice President

VENABLE, BAETJER AND HOWARD, LLP              AKIN, GUMP, STRAUSS HAUER
                                                & FELD L.L.P.


By:                                           By:
   -----------------------------------------     -------------------------------
     Richard L. Wasserman                        Stanley J. Samorajczyk
     Gregory A. Cross                            Michael S. Stamer
     1800 Mercantile Bank and Trust Building     1333 New Hampshire Ave., NW
     Two Hopkins Plaza                           Washington, D.C. 20036
     Baltimore, Maryland 21201                   (202) 887-4000
     (410) 244-7400

                             CERTIFICATE OF SERVICE

                  I HEREBY CERTIFY that on this 21ST day of July, 2000, copies of the Praecipe Filing Further Substituted Pages to the Debtors' Third Amended Joint Plan of Reorganization were sent via first-class mail, postage prepaid (except as otherwise indicated), to the persons on the attached service list.

                                                                /s/
                                                     ------------------------
                                                     Richard L. Wasserman


                                      -3-